UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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Gibraltar Industries Inc.

(Name of Registrant as Specified In Its Charter)

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GIBRALTAR INDUSTRIES, INC.
3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2007

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), will be held at the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on May 17, 2007, at 9:00 a.m., local time, for the following purposes:
     1. To elect two Class II Directors to hold office until the 2010 Annual Meeting and until their successors have been elected and qualified.
     2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.
     3. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.
     The Board of Directors has fixed the close of business on March 23, 2007, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.
     Stockholders who do not expect to attend the meeting in person are urged to vote, sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for matters acted upon at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy J. Heasley
Secretary
Dated: May 1, 2007

GIBRALTAR INDUSTRIES, INC.
3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228
PROXY STATEMENT
May 1, 2007

Date, Time and Place of Annual Meeting
This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the Annual Meeting of Stockholders to be held at the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on May 17, 2007 at 9:00 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has fixed the close of business on March 23, 2007, as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. At the close of business on March 23, 2007 the Company had outstanding and entitled to vote at the Annual Meeting 29,841,195 shares of common stock, $.01 par value per share (“Common Stock”). Each share is entitled to one vote on each matter properly brought before the Annual Meeting. This Proxy Statement and the accompanying form of proxy will first be sent or given to stockholders on or about May 1, 2007.
Record Date and Related Information
The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews and by telephone by directors, officers and employees of the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.
If the enclosed proxy is properly executed, returned and received in time for the Annual Meeting, the shares represented thereby will be voted in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted as recommended by the Board of Directors FOR the nominees for director named in this Proxy Statement and FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as director up to the maximum number of directors to be elected at the Annual Meeting. Each other proposal submitted to the stockholders requires the affirmative vote of holders of a majority of the shares present at the meeting, in person or by proxy, entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards achievement of a plurality and where a stockholder properly withholds authority to vote for a particular nominee, such shares will not be counted towards such nominee’s or any other nominee’s achievement of plurality. With respect to the other proposals to be voted upon: (i) if a stockholder specifies an abstention from voting on a proposal, such shares are considered present at the meeting for such proposal but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal and (ii) shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not have the effect of either an affirmative or negative vote as to the matters with respect to which a beneficial holder has not provided voting instructions.
Revocability of Proxy
The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.
PROPOSAL 1
ELECTION OF DIRECTORS
The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen Directors who shall be divided into three classes, with the term of one class expiring each year. The Board of Directors is presently comprised of seven members: Gerald S. Lippes and William J. Colombo, Class II Directors whose terms expire in 2007; Brian J. Lipke, Arthur A. Russ, Jr. and William P. Montague, Class I Directors whose terms expire in 2008 and David N. Campbell and Robert E. Sadler, Jr., Class III Directors whose terms expire in 2009. At the Annual Meeting of Stockholders in 2007, two Class II Directors shall be elected to hold office for a term expiring in 2010. Gerald S. Lippes and William J. Colombo have been nominated by the Board of Directors for election as such Class II Directors. Mr. Colombo is an independent director under the independence standards provided Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards.
Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election of Gerald S. Lippes and William J. Colombo as directors. Mr. Lippes has been a director of the Company since the consummation of the Company’s initial public offering in 1993. Mr. Colombo has been a director of the Company since 2003. If Mr. Lippes and Mr. Colombo become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person or persons as the Board of Directors shall designate. Each of Messrs. Lippes and Colombo has consented to being named in this Proxy Statement and to serve if elected to office.

The following information is provided concerning the Directors and the nominees for election as Class II Directors:
Brian J. Lipke has been Chairman of the Board since 1992 and Chief Executive Officer since 1987 and a Director of the Company since its formation. He also served as President of the Company through 1999. From 1972 to 1987, Mr. Lipke held various positions with the Company in production, purchasing and divisional management. He is also a director of Merchants Mutual Insurance Company, Moog Inc. and the Buffalo Branch of the Federal Reserve Bank of New York and a member of a local government agency.
Gerald S. Lippes has served as a Director of the Company since 1993 and was Secretary of the Company from December 2002 through November 2003. He has been engaged in the private practice of law since 1965 and is a partner in the firm of Lippes Mathias Wexler Friedman LLP, located in Buffalo, New York. Mr. Lippes is also a director of several private companies.
Arthur A. Russ, Jr. has served as a Director of the Company since 1993. He has been engaged in the private practice of law since 1969 and is a partner in the firm of Phillips Lytle LLP, located in Buffalo, New York. Mr. Russ is also a director of several private companies and nonprofit entities.
David N. Campbell has served as a Director of the Company since the consummation of the Company’s initial public offering in 1993. He has been a Managing Director of Innovation Advisors, a strategic advisory firm focused on merger and acquisition transactions in the information technology software and services industry, since November 2001. He served as President and Chief Executive Officer of Xpedior, a provider of information technology solutions, from September 1999 to November 2000. Prior to that he served as President of the GTE Technology Organization and from July 1995 to September 1999 he served as President of BBN Technologies, a business unit of GTE Corporation. From March 1983 until September 1994 he served as Chairman of the Board and Chief Executive Officer of Computer Task Group, Incorporated. Mr. Campbell is also a director of Tektronix Corporation, and serves as Executive Director of Hands On Worldwide, a not-for-profit volunteer-based disaster response organization.
William P. Montague has served as a Director of the Company since the consummation of the Company’s initial public offering in 1993. He served as Executive Vice President and Chief Financial Officer of Mark IV Industries, Inc., a manufacturer of engineered systems and components from 1986 to February 1996, President and Director from March 1996 through October 2004, and as Chief Executive Officer and Director of that company since November 2004. Mr. Montague is also a director of IIMAK (International Imaging Materials, Inc.).
William J. Colombo has served as a Director of the Company since his appointment by the Board of Directors in August 2003. He served as Chief Operating Officer and Executive Vice President of Dick’s Sporting Goods, Inc. from 1995 to 1998 and as President of dsports.com LLC, the Internet commerce subsidiary of Dick’s from 1998 to 2001. In 2002, Mr. Colombo became President, Chief Operating Officer and a Director of Dick’s.

Robert E. Sadler, Jr. has served as a Director of the Company since his appointment by the Board of Directors in January 2004. He served as President of M&T Bank from 1996 to 2003, as Chairman of M&T Bank from July 2003 to June 2005 and, from June 2005 to January 2007 as President and Chief Executive Officer of M&T Bank Corporation, one of the 20 largest banks in the U.S. Mr. Sadler currently serves as Vice Chairman of both M&T Bank and M&T Bank Corporation. Mr. Sadler is also a director of several private companies and nonprofit entities, including Delaware North Companies, Inc. and Security Mutual Life Insurance Company of New York.
Vote Required.
The affirmative vote of a plurality of the shares of Common Stock present, in person or by proxy, is required for the election of the Directors, assuming a quorum is present or represented at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
NOMINEES FOR CLASS II DIRECTORS.
THE BOARD OF DIRECTORS AND ITS COMMITTEES
Our Board of Directors has three standing committees consisting of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available on the Company’s website at: www.gibraltar1.com. During the fiscal year ending December 31, 2006, the Board of Directors held 7 meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served during the period, except Mr. Sadler who attended 71% of the aggregate number of such meetings.
Audit Committee
The Audit Committee is comprised of Messrs. Campbell, Sadler and Montague, each of whom is independent. The Audit Committee assists the Board of Directors in its oversight of matters relating to the financial reporting process, the system of internal accounting control and management of financial risks, the audit process and compliance with laws and regulations and the Company’s code of business conduct. The Audit Committee held eleven meetings in 2006. The Board of Directors has made a determination that Mr. Campbell, an independent director, is an “audit committee financial expert” under the standards established by Item 401 (h) (2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Campbell’s business experience is set forth above under “Election of Directors”.
Compensation Committee
Prior to April 1, 2006, the members of the Compensation Committee were Messrs. Colombo and Montague, and Mr. Lippes, who served on the Committee until March 31, 2006 pursuant to an exemption from the independence requirements contained in the listing standards of the National Association of Securities Dealers, Inc. In May of 2006 Mr. Sadler became a member of the

Compensation Committee by appointment of the Board of Directors and served as a member of the Committee for the remainder of 2006.
The Compensation Committee held four meetings in 2006. The Committee makes recommendations concerning salaries and incentive compensation for executives of and consultants to the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the 2006 fiscal year, Messrs William P. Montague and William J. Colombo served as members of the Compensation Committee. In addition, for the period beginning January 1, 2006 and ending March 31, 2006, Gerald S. Lippes served as a member of the Compensation Committee pursuant to an exemption from the independence requirements contained in the listing standards of the National Association of Securities Dealers, Inc. Mr. Lippes previously served as Secretary of the Company. Effective May 17, 2006, Mr. Robert E. Sadler, Jr. became a member of the Compensation Committee and served in such capacity for the remainder of the fiscal year. None of Mr. Lippes, Mr. Montague, Mr. Colombo nor Mr. Sadler was an executive officer or employee of the Company or any of its subsidiaries during 2006 or prior thereto. In 2006, none of the executive officers of the Company or members of the Compensation Committee served on the compensation committee or on any other committee performing similar functions for any other entity’s board of directors, any of whose officers or directors served on the Company’s Board of Directors or Compensation Committee. However, Mr. Lippes is a partner in the firm of Lippes Mathias Wexler Friedman LLP which, in 2006, received approximately $1,821,000 for legal services rendered to the Company.
Nominating and Corporate Governance Committee
Prior to April 1, 2006, the members of Nominating and Corporate Governance Committee were Messrs. Sadler and Colombo, and Mr. Russ who served on the Committee pursuant to an exemption from the independence requirements contained in the listing standards of the National Association of Securities Dealers, Inc. In May of 2006 Messrs. Campbell and Montague became members of the Nominating and Corporate Governance Committee by appointment of the Board of Directors, replacing Messrs. Russ and Sadler. Following their appointment, Messrs. Montague, Campbell and Colombo served as members of the Committee for the remainder of 2006.
The Nominating and Corporate Governance Committee held three meetings in 2006. The current nominees for director were recommended for election to the Board at a meeting of the Nominating and Corporate Governance Committee held March 2, 2007. Mr. Colombo did not participate in his recommendation for election to the Board. The Nominating and Corporate Governance Committee identifies and nominates individuals qualified to become board and committee members.
Shareholder Recommendations of Nominees
The Company has adopted a policy regarding shareholder recommendations of nominees to the Nominating and Corporate Governance Committee. A shareholder may recommend a nominee for consideration by the Nominating and Corporate Governance Committee by sending a recommendation, in writing, to the Secretary of the Company or any member of the Nominating and Corporate Governance Committee, together with such supporting material as the shareholder deems appropriate. Any person recommended by a shareholder in accordance with this policy will be considered by the Nominating and Corporate Governance Committee in the same manner and by the same criteria as other potential nominees.
Communication with the Board of Directors
The Board of Directors has established a policy with respect to shareholder communication with the directors. Shareholders may send communications to the Board of Directors in care of the Secretary of the Company at its headquarters located at 3556 Lake Shore Road, P.O. Box 2028, Buffalo, NY 14219-0228. All mail will be opened and logged. All communication, other than trivial communications or obscene material, will be forwarded promptly to the directors. Trivial material will be delivered at the next meeting of the Board of Directors. Mail addressed to a particular member of the Board of Directors will be forwarded to that member. Mail addressed to “Outside Directors” or “Non-Management Directors” or similar addressees shall be sent to the chairman of the Audit Committee.
The Company does not have a policy regarding director attendance at the annual meeting. Last year’s annual meeting was attended by Brian J. Lipke, Arthur A. Russ, Jr., David N. Campbell, William P. Montague, Robert E. Sadler, Jr., William J. Colombo and Gerald S. Lippes constituting the entire Board of Directors.
Independent Directors
The Board of Directors has determined that each of David N. Campbell, Robert E. Sadler, Jr., William J. Colombo and William P. Montague is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards, which the Board has adopted as the standards by which it will determine independence.
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
Directors and Executive Officers
The following table sets forth certain information regarding the Directors and executive officers of the Company:

Name	Age	Position(s) Held
Brian J. Lipke	55	Chairman of the Board and Chief Executive Officer
Henning Kornbrekke	62	President and Chief Operating Officer
David W. Kay	58	Executive Vice President, Chief Financial Officer and Treasurer
Timothy J. Heasley	53	Senior Vice President and Secretary
Paul M. Murray	54	Senior Vice President
Gerald S. Lippes	67	Director
David N. Campbell	65	Director

Name	Age	Position(s) Held
William P. Montague	60	Director
Arthur A. Russ, Jr.	64	Director
William J. Colombo	51	Director
Robert E. Sadler, Jr.	61	Director
Recent business experience of the Directors is set forth above under “Election of Directors.” Recent business experience of the executive officers who are not also Directors is as follows:
Henning Kornbrekke has served as Chief Operating Officer of the Company since December 2004 and President of the Company since February 2004. Mr. Kornbrekke served as Vice President of the Company and President of its Building Products Group, from January 2002 to January 2004. Prior thereto, Mr. Kornbrekke served as the Chief Executive Officer of a division of Rexam, PLC and before that as President and General Manager of the hardware division of the Stanley Works. Mr. Kornbrekke also serves as a director of a private company.
David W. Kay has been Executive Vice President, Chief Financial Officer and Treasurer since joining the Company in April 2004. Prior thereto, he was a Director, Vice President, Treasurer and Chief Financial Officer of Tecumseh Products Company, a manufacturer of compressors, engines and pumps from 1999 to March 2004, and, before that, Corporate Controller of RTI International Metals, Inc., a producer of titanium and other specialty metal products from 1984 to 1999.
Timothy J. Heasley has been Senior Vice President, Secretary and Corporate Controller of the Company since joining the Company in October 2005. Prior to joining Gibraltar, Mr. Heasley served as Chief Financial Officer for MRC Industrial Group, Inc. from 2003 to 2005, and, before that as Controller of the Engineered Products Group of SPS Technologies, Inc.
Paul M. Murray has been Senior Vice President of Human Resources and Organizational Development of the Company since May 2004 and was Vice President of Administration from 1997 to May 2004. Prior thereto, Mr. Murray held Human Resource management positions at The Sherwin Williams Company and Pratt & Lambert.
COMPENSATION OF DIRECTORS
Watson Wyatt, a nationally recognized compensation consultant, initially engaged by our Compensation Committee in 2004, provides survey information and advice to the Compensation Committee with respect to compensation related matters. In 2006, Watson Wyatt provided the Compensation Committee survey data and other publicly available information relating to non-employee director compensation for a peer group of companies. The peer group of companies used for this purpose by Watson Wyatt included Carpenter Technology, Simpson Manufacturing, Curtis Wright, Smith (A.O.), Gardner Denver, Steel Dynamics, Quanex, and Reliance Steel.
Using this information our Board of Directors approved a compensation program for non-employee directors consisting of an annual retainer of $24,000 per year, meeting fees of $2,000 for each meeting of the Board of Directors or committee meeting attended and an additional fee to the Chairmen of the Compensation Committee and the Audit Committee receive fees of $5,000 per year, respectively for serving as Chairman.
In addition, the Board, in consultation with the Compensation Committee approved annual grants of 1,000 shares of restricted stock to Directors and awards of 2,000 shares of restricted stock to new Directors upon their election to the Board. Restrictions of these shares of restricted stock will expire three years following the grant date. Pursuant to this approval, in May 2006, each non-employee director received awards of 1,000 shares of restricted stock.
Director Compensation

					Change in
	Fees				Pension
	Earned				Value and
	Or				Nonqualified
	Paid in	Stock		Non-Equity	Deferred
	Cash	Awards	Option	Incentive Plan	Compensation	All Other
Name	(1)	(2)	Awards	Compensation	Earnings	Compensation	Total
Gerald S. Lippes	$68,000	$28,989	$—	$—	$—	$—	$96,989
David N. Campbell	$65,000	$24,404	$—	$—	$—	$—	$89,404
William P. Montague	$74,000	$26,194	$—	$—	$—	$—	$100,194
Arthur A. Russ, Jr.	$66,000	$26,194	$—	$—	$—	$—	$92,194
William J. Colombo	$79,000	$54,265	$—	$—	$—	$—	$133,265
Robert E. Sadler Jr.	$52,000	$62,320	$—	$—	$—	$—	$114,320

(1)	Consists of annual retainer fees of $24,000; $5,000 for each of Messrs. Campbell and Colombo, to reflect their respective positions as Chairman of the Audit Committee and Chairman of the Compensation Committee; and additional fees of $2,000 for attendance at each meeting of the Board of Directors and any committee.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock granted in 2006 as well as prior years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock fair value is calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant. These amounts represent the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named directors.
In 2006, we amended our Management Stock Purchase Plan (see Non-Qualified Deferred Compensation discussion in the Compensation Discussion and Analysis below) to permit non-employee Directors to elect to defer their receipt of payment of their director fees for 2007 to an account established for the director and credited with restricted stock units equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of director fees deferred.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
We have designed our compensation program to attract, retain and motivate highly qualified individuals to serve as our executive officers and to align the financial interests of our executive officers with those of our shareholders.
To achieve these objectives, the Compensation Committee of our Board of Directors engaged Watson Wyatt, a nationally recognized compensation consultant to provide survey information and assistance in the development of a compensation program for our executive officers which has a strong emphasis on performance and long term incentives and which is competitive within our industry in terms of base salaries, annual incentives and long term incentives.
Our Board, on the recommendation of the Compensation Committee, has established a compensation program which compensates our executive officers through a mix of base salary, annual incentive payments and long term equity based incentives. This program sets the targeted annual incentive compensation and long term equity based incentive compensation components of each executive officer’s total compensation at the following percentages of each executive officer’s base salary.

	Targeted Annual Incentive	Long Term Equity Based
	Compensation as a	Incentive Compensation as
Position	Percentage of Base Salary	a Percentage of Base Salary
Chief Executive Officer	90%	180%
Chief Operating Officer	75%	133%
Chief Financial Officer	60%	75%
Senior Vice President	35%	35%
The Compensation Committee developed and approved the above percentages and the resulting total compensation of the executive officers using information supplied by Watson Wyatt and comparative studies of compensation practices of peer companies. The group of companies used for comparative data in establishing compensation of our executive officers for 2006 included Carpenter Technology, Simpson Manufacturing, Curtis Wright, Smith (A.O.), Gardner Denver, Steel Dynamics, Quanex and Reliance Steel.
By structuring our compensation to provide that a substantial portion of each executive officer’s total compensation is based on annual incentives and equity based long term incentives, we reward our executive officers for achieving clearly defined annually established financial goals and long term appreciation in the value of our stock.
Each year comparative information provided by the Compensation Committee’s compensation consultant relating to total compensation and base salaries paid to executive officers of peer companies and industries is reviewed. This information together with our own evaluation of each executive officer’s performance, length of service to the Company, experience, level of responsibility and the degree to which their efforts have contributed to the implementation of the Company’s strategies and goals is provided to the Compensation Committee.
Final authority for the establishment of annual base salaries of our executive officers resides with the Board of Directors’ Compensation Committee. Once base salaries are established, the formula driven components of our compensation program are applied to determine the amount of the total compensation which our executive officers will be entitled to receive provided that the annual financial performance goals of the Company are achieved.
Elements of Our Compensation Program
Our compensation program for executive officers and senior management contains the following elements:
•	Base Salary

•	Annual Management Incentive Compensation (MICP)

•	Equity based incentive compensation (Omnibus Plan)
•	Non-qualified deferred compensation plan (MSPP)

•	Long Term Incentive Compensation Plan(LTIP)
•	Chairman’s Discretionary Bonus

•	Tax qualified retirement savings plan (401(k) Plan)

•	Non-qualified retirement savings plan (401(k) Restoration Plan)

•	Change in control benefits

•	Prerequisites

•	Generally Available Benefit Programs
With the exception of our Chief Executive Officer, who has had an employment agreement with the Company since 1993, the Company has not entered into employment agreements with executive officers.
Base Salaries. As noted above, we provide our executive officers with a base salary, approved by the Compensation Committee and recommended to our Board of Directors, which reflects the level of responsibility held by our executive officers, rewards them for the day to day performance of their duties and is competitive within our industry. Our competitive analysis includes a review of the base salaries and total compensation paid by our peer group companies to their executive officers. For our Chief Executive Officer, a base salary of $560K was established for 2006.
Under our internal management structure, our CEO and COO work closely and collaboratively in the development of strategy, goals, objectives and execution tactics. We believe this fosters team unity and results in better strategic decision making. Due to this structure, we believe it is appropriate for the difference between the base salary of the CEO and the COO to be relatively small. As a result, the base salary for the COO for 2006 was established at $460K. Both of these amounts are within industry targeted base salary ranges.

We establish the base salaries of our other executive officers using the same process of analyzing the level of their responsibility and contribution to the Company’s overall objectives and taking into consideration the range of base salaries paid to these officers by our peer group companies.
Annual Management Incentive Compensation Plan. We developed our annual management incentive compensation plan (MICP) in conjunction with design recommendations made by the Compensation Committee’s compensation consultant. Our MICP provides that our executive officers will receive the targeted annual incentive payment, as a percentage of base salary, if net sales growth and net income as a percentage of sales (net income margin) targets set by management have been achieved for the year. Our executive officers will not be entitled to any MICP payment if the threshold performance is not achieved by the Company.
For 2006, our targeted sales growth was 10% and our targeted net income margin was 3.5%. These targets were established using historical, peer group, and stretch performance criteria. The threshold performance levels for 2006 were 2% net income margin and prior year net sales.
Seventy percent (70%) of the actual annual payment which our executive officers are entitled to receive under MICP is based on our net income margin. Thirty percent (30%) of the actual annual payment which our executive officers will be entitled to receive under MICP is based on our sales growth.
MICP payments to executive officers are based on the degree to which the net income margin and sales growth targets set forth in the table above have been met or exceeded. There is no limit on the amount of annual incentive payment from net income margin. However, increases in sales in excess of 20% will not increase the annual incentive payment. Thus, while MICP rewards improvements in sales, improvements in net income margin are given greater weight.
Non-Qualified Deferred Compensation. In 2005 we adopted and our shareholders approved the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the Omnibus Plan). Our Omnibus Plan is an integral component of our overall compensation structure and provides the Company a vehicle through which we make awards of equity based compensation to our executive officers and other senior management employees. The forms of equity based compensation which the Company has the authority to grant under the terms of our Omnibus Plan are options, shares of restricted stock, restricted stock units (RSU’s), performance shares, performance units and stock appreciation rights.
One of the features of our Omnibus Plan is the Management Stock Purchase Plan (MSPP), a non-qualified deferred compensation arrangement. MSPP provides our executive officers the right to defer their receipt of up to 50% of the annual payment they are entitled to receive under MICP. Our non-employee directors are also entitled to defer their receipt of their director fees under MSPP.
If, and to the extent that an executive officer defers any portion of his MICP payment, an account is established for his benefit under MSPP and credited with RSU’s equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of the MICP payment which was deferred. The price used to determine the number of RSU’s credited to an executive officer’s account is the 200 day moving average price of the Company’s stock determined as of the date annual incentive payments are made to our executive officers under MSPP.
Our use of a 200 day moving average price for valuing RSU’s is intended to eliminate the effect of short term market fluctuations on RSU’s awarded under our MSPP.
In addition to RSU’s which are credited to the accounts of executive officers that elect to defer a portion of their MICP payment, the Company credits an additional number of RSU’s (Matching RSU’s) to the account of the executive officer. These Matching RSU’s are forfeited if the executive officer’s employment is terminated, for any reason, before the executive officer reaches age 60. The Company also credits the accounts of non-employee directors that defer their retainer fees with RSU’s equal in number to the RSU’s allocated to the director’s account and attributable to their deferred retainer fees.
RSU’s credited to the account of an executive officer to reflect amounts deferred by executive officers under MSPP are paid to the executive officer upon a termination of their employment. In addition, if the executive officer’s employment is terminated after age 60, the executive officer will be entitled to receive payment for Matching RSU’s.
The amount to be paid to an executive officer upon termination of his employment is equal to the number of RSU’s credited to his account (including Matching RSU’s, if applicable) multiplied by the 200 day moving average price per share of the Company’s stock, determined as of the day immediately preceding the executive officer’s termination.
Payment of the amount determined above is made to the executive officer in five (5) substantially equal annual installments beginning six months following the termination of the executive officer’s employment. During the period of the installment payments, the undistributed value of the executive officer’s account will earn interest at a rate of the average annualized rate of interest payable on ten (10) year US Treasury Notes plus two percent (2%).
We believe MSPP furthers our compensation objectives by providing our executive officers an opportunity to increase their equity in the Company and provide stronger alignment to shareholders.
Long Term Equity Incentive Plan. Our Omnibus Plan (described above) provides us with a vehicle to grant our executive officers equity based compensation. In 2004 our Board approved a plan to grant annual equity based incentive compensation awards to our executive officers (LTIP) each year for a period of five (5) years. These long term equity based awards have a value, at the time the award is made, equal to the percentage of the executive officer’s base salary as identified in the table above.
In 2006, our executive officers received awards of RSU’s having a fair market value equal to the percentages of their base salaries identified in the table above. The fair market value of the RSU’s is determined using a 200 day rolling average. Under the terms of these 2006 awards, vesting occurs at a rate of 25% per year, with issuance of shares at vesting.
Chief Executive Officer’s Discretionary Bonus. The Company has in the past, approved bonuses over and above those provided for by established Company incentive programs upon a review and approval by the Compensation Committee of recommendations made by the Company’s Chief Executive Officer. Those discretionary bonuses have only been approved on a limited basis and are based on the determination by Chief Executive Officer that bonus recipients had made outstanding contributions to the Company. No discretionary bonuses were awarded for services performed by our executive officers in 2006.
Retirement Plans. All of our executive officers are entitled to participate in our Gibraltar Steel Corporation 401(k) Plan. In addition, our executive officers are entitled to participate in our Gibraltar 401(k) Restoration Plan (the Restoration Plan). The purpose of the Restoration Plan is to allow those employees who are considered “highly compensated” under IRS regulations to defer up to the IRS limit for 401(k) contributions allowed to non-highly compensated employees, with the Company providing a match on up to 6% of compensation deferred both in the Gibraltar Steel Corporation 401(k) Plan and the Restoration Plan.
Our Restoration Plan is an unfunded plan of deferred compensation. As a result, all amounts deferred by our executive officers under the Restoration Plan are allocated to unfunded accounts for the executive officers. The amounts deferred by our executive officers under our Restoration Plan are paid in one lump sum. However, if the value of the amounts deferred by any of our executive officers under the Restoration Plan exceeds $25,000, payment of amounts credited to their account in the Restoration Plan may be made in substantially equal annual installments over a period of not less than 5 and nor more than 10 years if the officer makes an election to receive payment in installments.
All amounts allocated to the account of our executive officers in the Restoration Plan are credited with interest annually at a rate equal to the rate of the average of the rate payable on ten (10) year U.S. Treasury Notes for the first week in January, April, July and October, plus 1.5%.
When we review the targeted overall compensation of our executive officers, we factor in benefits to be received under the Gibraltar Steel Corporation 401(k) Plan.
In 2004, our compensation consultant reported to our Compensation Committee that the retirement benefits provided for our Chief Executive Officer and our Chief Operating Officer were not competitive with our peers. As a result, in 2004 our Board approved a recommendation of our Compensation Committee to make a one time award of 150,000 RSU’s to our Chief Executive Officer and 45,000 RSU’s to our Chief Operating Officer to make the amount of the benefits they are entitled to receive at retirement more comparable to the retirement benefits provided to these executives by our peer group companies. These retirement-based RSU’s were awarded in April 2005 and are reflected in the Outstanding Equity Awards at Fiscal Year End Table below. Payment under the terms of these awards is made in shares of Company stock equal in number to the RSU’s contained in the Award. However, no shares of Company stock will be issued to our Chief Executive Officer pursuant to this award if he terminates his employment with the Company prior to age 60 or if his employment is terminated for cause. Similarly, no shares of Company stock will be issued to our Chief Operating Officer pursuant to this award if his employment is terminated for cause.
CEO Employment Agreement. Our Chief Executive Officer has an employment agreement which provides that the Chief Executive Officer (or his spouse if his employment is terminated due to his death) will be entitled to receive certain benefits and payments upon a termination of his employment. The Chief Executive Officer also has a salary continuation agreement which provides for payment of certain amounts upon his retirement at or after age 60 or upon his death prior to retirement.
Change in Control. Our executive officers have been a key ingredient in building our Company into the successful enterprise that it is today. We believe that it is important to protect our executive officers in the context of a change in control transaction to allow them to focus on the transaction. Further, it is our belief that the interests of our shareholders will be best served if the interests of our executive management are aligned with them. We believe that change in control benefits should eliminate, or at least reduce, the reluctance of our executive officers to pursue potential change in control transactions that may be in the best interest of our shareholders.
Our Change in Control benefits provide for the protection of previously granted equity based incentive compensation and, in the case of our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our Executive Vice President and Chief Financial Officer, provide for a cash payment upon the consummation of the Change in Control transaction. The cash components of any change in control benefits are paid lump sum.
For more information concerning amounts our executive officers would be entitled to receive upon a termination of employment or change in control, see “Potential Payments Upon Termination or Change in Control” below.
Perquisites and Other Benefits. We annually review the perquisites that executive management receives. The Chief Executive Officer and Chief Operating Officer receive a tax gross up for income attributable to vesting of restricted stock issued prior to 2005, in accordance with Company’s policy in effect when the restricted stock was issued. The Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer receive country club memberships and the Chief Executive Officer and Chief Operating Officer also receive business club memberships. Since our compensation plan provides for equity compensation to our executives which could lead to complicated tax issues, and because we believe that good financial planning by experts reduces the amount of time and attention that senior management must spend on this topic, all of the executive officers receive a payment for financial planning. All of the executives also are eligible to receive tax gross up payments for any of the following types of perquisites that they may receive: personal use of Company auto, spousal travel and entertainment at the Company’s annual strategic meeting, the taxable portion of business travel accident insurance, and the cost of executive physical examinations. The Chief Executive Officer also receives a tax gross payment for the taxable portion of life insurance premiums.
The Chief Executive Officer used the Company’s jet for personal use once during 2006. The executive reimbursed the Company for the cost of such trip, under the U.S. Department of Transportation’s Standard Industry Fare Level (SIFL) rules pertaining to such use of company aircraft. We calculate the incremental cost to the Company of personal use of Company aircraft by adding the variable costs associated with the personal use of the aircraft on a per flight basis, including flight crew costs, fuel costs, excise taxes, landing fees and other miscellaneous incremental costs and deducting from this amount the amount paid by the executive officers for personal use of the aircraft under the SIFL rules. The incremental costs do not include depreciation or management fees. The cost to the Company of these benefits aggregated $13,594 in 2006 for the Chief Executive Officer.

Executive and senior management also participate in Gibraltar’s other generally available benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance and a supplemental salary continuation plan providing supplemental short term disability benefits. Relocation benefits also are reimbursed but are individually negotiated when they occur.
Tax Considerations. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer and any one of the four other most highly paid executive officers during its taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Based upon the compensation paid to Mr. Lipke and the Company’s other executive officers in 2006, the Section 162(m) limitation resulted in a disallowance of approximately $548,472 in compensation expense in 2006. The Compensation Committee plans to monitor this matter periodically and to take such actions as are appropriate to minimize the impact of this statute, to the extent that there is no adverse effect on the Company’s ability to provide incentive compensation based on Company financial performance. Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. The Company will modify the structure of its non-qualified deferred compensation arrangements to comply with Section 409A to the extent that final regulations as promulgated by the Internal Revenue Service require such modification to avoid the taxes imposed by Section 409A.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis section of this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K filed March 1, 2007 and in this proxy statement.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.

William J. Colombo
Robert E. Sadler, Jr.
William P. Montague

Summary Compensation Table

							Change in
							Pension Value
						Non-Equity	and Nonquali-
						Incentive	fied Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal				Awards	Awards	Compensation	Earnings	Compensation
Position	Year	Salary (1)	Bonus	(2)	(3)	(4)	(5)	(6)	Total
Brian J. Lipke Chairman of the Board, and Chief Executive Officer Principal Executive Officer	2006	$560,000	—	$987,851	—	$858,060	$44,443	$200,424	$2,650,778

David W. Kay Executive Vice President, Chief Financial Officer, and Treasurer Principal Financial Officer	2006	$305,000	—	$85,417	—	$311,558	$60,656	$42,172	$804,803

Henning Kornbrekke President and Chief Operating Officer	2006	$460,000	—	$605,777	—	$587,362	$260,250	$101,994	$2,015,383

Timothy J. Heasley Senior Vice President and Corporate Controller	2006	$178,500	—	$13,137	—	$106,364	—	$25,761	$323,762

Paul M. Murray Senior Vice President Human Resources and Organizational Development	2006	$150,000	—	$18,702	$1,151	$89,382	$2,171	$39,640	$301,046

(1)	Messrs. Lipke, Kay, Kornbrekke and Murray deferred a portion of their salaries under the Gibraltar Steel 401(k) Restoration Plan, and also contributed a portion of their salary to the Company’s 401(k) plan.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock and restricted stock units granted in 2006 as well as prior years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock and restricted stock units, fair value is calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant. These amounts represent the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to the named executive in 2005. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No named executive received stock options during 2006 and, other than Mr. Murray, no named executive had unvested options outstanding during 2006. These amounts represent the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives.

(4)	This column represents the amounts earned under the Management Incentive Compensation Plan for 2006. Messrs. Kay, Kornbrekke and Murray deferred a portion of their earnings from this plan into the Management Stock Purchase Plan.

(5)	This column represents the change in pension value for Mr. Lipke, which is included in the Pension Benefits Table and the Company contributions to, and earnings from, the nonqualified deferred compensation plans for each of the named executives, which is included in the Nonqualified Deferred Compensation Table.

(6)	Includes tax gross up payments to Messrs. Lipke and Kornbrekke related to restricted shares issued under the Restricted Stock Plan of $125,145 and $47,755, respectively; the incremental cost of personal use of the Company plane and life insurance premiums for Mr. Lipke; club dues for Messrs. Lipke, Kay, and Kornbrekke; payments for tax planning and pay in lieu of time-off for Messrs. Lipke, Kay, Kornbrekke, Heasley and Murray; payment to Mr. Murray for an executive physical and for tax gross up on his perquisites; payment to Mr. Heasley for incidental moving expenses, and other payments to the named executives for personal use of Company autos, life insurance premiums, supplemental health insurance premiums, travel accident insurance, spousal travel and entertainment at the Company’s strategic meeting, none of which individually exceed $25,000 or 10% of the amount of total perquisites and tax gross ups to Messrs. Lipke, Kay, Kornbrekke, Heasley, and Murray of $5,941, $1,440, $2,581, $698, and $4,691, respectively, related to the payments for personal use of Company auto, spousal travel and entertainment at the Company’s annual strategic meeting, the taxable portion of business travel accident insurance, and the cost of executive physical examinations. The tax gross up payment for Mr. Lipke also includes an amount for the taxable portion of premiums on a life insurance policy.

Grants of Plan-Based Awards

								All
								Other
								Stock
								Awards:	All Other
								Number	Option
								of	Awards:	Exercise
		Estimated Future Payouts			Estimated Future Payouts			Shares	Number of	or Base
		Under Non-Equity			Under Equity			of	Securities	Price of
	Grant	Incentive Plan Awards (1)			Incentive Plan Awards			Stock or	Underlying	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Brian J. Lipke Chairman of the Board, and Chief Executive Officer Principal Executive Officer	Mar 01, 2006 (2)	$88,200	$504,000	N/A	$—	$—	$—	36,671	—	$—

David W. Kay Executive Vice President, Chief Financial Officer, and Treasurer Principal Financial Officer	Mar 01, 2006 (2) Mar 01, 2006 (3)	$32,025	$183,000	N/A	$—	$—	$—	8,322 11,944	— —	$— $—

Henning Kornbrekke President and Chief Operating Officer	Mar 01, 2006 (2) Mar 01, 2006 (3)	$60,375	$345,000	N/A	$—	$—	$—	22,257 21,444	— —	$— $—

Timothy J. Heasley Senior Vice President and Corporate Controller	Jan 03, 2006 (2)	$10,933	$ 62,475	N/A	$—	$—	$—	1,910	—	$—

Paul M. Murray Senior Vice President Human Resources and Organizational Development	Mar 01, 2006 (2)	$ 9,188	$ 52,500	N/A	$—	$—	$—	2,228	—	$—

(1)	Estimated future payouts represent the amount that was payable under the Annual Management Incentive Compensation Plan for performance in 2006. There is no maximum amount of payment under this plan.

(2)	Consists of restricted stock units issued under the Company’s Long Term Incentive Plan that convert to shares upon vesting.

(3)	Consists of restricted stock units issued under the Management Stock Purchase Plan. Of the restricted units issued in 2006, 5,972 and 10,722 issued to Messrs. Kay and Kornbrekke, respectively, represent shares purchased through deferral of bonus, and 5,972 and 10,722 issued to Messrs. Kay and Kornbrekke, respectively represent the Company’s match. These restricted units convert to a hypothetical cash account upon vesting, which occurs upon both the attainment of age 60 and termination of employment. Upon termination of employment the balance in the hypothetical cash account is paid out over 5 or 10 years.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive				Market	Awards:	Payout
		Number of	Plan Awards:				Value of	Number of	Value of
	Number of	Securities	Number of			Number of	Shares or	Unearned	Unearned
	Securities	Underlying	Securities			Shares or	Units of	Shares,	Shares,
	Underlying	Unexercised	Underlying			Units of	Stock that	Units or	Units or
	Unexercised	Options	Unexercised	Option	Option	Stock that	Have Not	Other Rights	Other Rights
	Options	Unexercisable	Unearned	Exercise	Expiration	Have Not	Vested	that Have	that Have
Name	Exercisable	(1)	Options	Price	Date	Vested	(2)	not Vested	Not Vested
Brian J. Lipke	25,000	—	—	$14.50	07/08/2007	262,427	$6,169,659	—	—
Chairman of the	50,000	—	—	$15.00	03/27/2008
Board, and Chief	12,500	—	—	$ 9.38	07/18/2010
Executive Officer Principal Executive Officer

David W. Kay Executive Vice President, Chief Financial Officer, and Treasurer Principal Financial Officer	—	—	—	$ —	—	16,058	$377,524	—	—

Henning Kornbrekke President and Chief Operating Officer	—	—	—	$ —	—	88,457	$2,079,624	—	—

Timothy J. Heasley Senior Vice President and Corporate Controller	—	—	—	$ —	—	2,228	$52,380	—	—

Paul M. Murray Senior Vice President Human Resources and Organizational Development	134	402	—	$21.33	04/06/2015	3,510	$82,520	—	—

(1)	Paul M. Murray’s options vest at a rate of 25% a year beginning on April 6, 2006, the unvested options as of December 31, 2006 vest over the next three years, with 134 options vesting on April 6, of 2007, 2008 and 2009, respectively.

(2)	Shares and share units vest as follows: Mr. Lipke — 12,000 shares vesting at a rate of 6,000 per year beginning April 25, 2007, 30,000 shares vesting at a rate of 20% a year beginning May 21, 2008, 33,756 units that vest on April 6, 2009, 150,000 units that vest upon attainment of 60th birthday on July 31, 2011 and retirement from the Company, 36,671 units vesting at rate of 25% a year beginning March 1, 2007; Mr. Kay — 7,736 units that vest on April 6, 2009, 8,322 units vesting at rate of 25% a year beginning March 1, 2007; Mr. Kornbrekke — 1,500 shares that vest on April 21, 2007, 19,700 units that vest on April 6, 2009, 45,000 units that vest upon retirement from the Company, 22,257 units vesting at rate of 33.3% a year beginning March 1, 2007; Mr. Heasley — 2,228 units vesting at rate of 25% a year beginning March 1, 2007; and Mr. Murray - 1,600 units that vest on April 6, 2009, 1,910 units vesting at rate of 25% a year beginning March 1, 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
Name	Acquired on Exercise	Value Realized on Exercise	Acquired on Vesting	Value Realized on Vesting
Brian J. Lipke	—	$—	6,000	$176,700
Chairman of the Board, and Chief Executive Officer Principal Executive Officer

David W. Kay	—	$—	—	$—
Executive Vice President, Chief Financial Officer, and Treasurer Principal Financial Officer

Henning Kornbrekke	—	$—	1,500	$41,595
President and Chief Operating Officer

Timothy J. Heasley	—	$—	—	$—
Senior Vice President and Corporate Controller

Paul M. Murray	—	$—	—	$—
Senior Vice President Human Resources and Organizational Development
Pension Benefits

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year
Brian J. Lipke	Salary Continuation	14	$580,559 (1)	$—
Chairman of the Board, and Chief Executive Officer	Agreement
Principal Executive Officer

David W. Kay	—	—	$—	$—
Executive Vice President, Chief Financial Officer, and Treasurer Principal Financial Officer

Henning Kornbrekke	—	—	$—	$—
President and Chief Operating Officer

Timothy J. Heasley	—	—	$—	$—
Senior Vice President and Corporate Controller

Paul M. Murray	—	—	$—	$—
Senior Vice President Human Resources and Organizational Development

(1)	Reflects the present value of benefits payable under the terms of the Salary Continuation Agreement between the Company and Brian J. Lipke dated March 1, 1996. This Agreement provides for payment of $100,000 per year for a period of 10 years upon Mr. Lipke’s retirement at or after age 60. Payments are to be made in equal monthly installments. In the event of the death of Mr. Lipke prior to his retirement, payments are to be made to Mr. Lipke’s spouse.

Nonqualified Deferred Compensation

	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions in		Contributions in	Earnings in	Withdrawals/	Balance at
Name	Last FY		Last FY (3)	Last FY (3)	Distributions	Last FYE
Brian J. Lipke	$—	(1)	$—	$—	$—	$—
Chairman of the Board,	$5,300	(2)	$2,150	$646	$—	$12,613
and Chief Executive Officer Principal Executive Officer

David W. Kay	$136,991	(1)	$136,991 (1)	$3,411	$—	$196,247
Executive Vice President,	$2,440	(2)	$2,150	$300	$—	$6,446
Chief Financial Officer, and Treasurer Principal Financial Officer

Henning Kornbrekke	$245,962	(1)	$245,962	$12,224	$—	$504,148
President and Chief Operating Officer	$5,300	(2)	$2,150	$964	$—	$17,600

Timothy J. Heasley	$—	(1)	$—	$—	$—	$—
Senior Vice President	$—	(2)	$—	$—	$—	$—
and Corporate Controller

Paul M. Murray	$—	(1)	$—	$—	$—	$—
Senior Vice President	$5,300	(2)	$2,116	$1,071	$—	$21,867
Human Resources and Organizational Development

(1)	Represents the amount of Management Incentive Plan Compensation earned during 2005 that was deferred into the Management Stock Purchase Plan during 2006 along with the match from the Company that was made during 2006.

(2)	Represents the amount of salary deferred under the Gibraltar Industries 401(k) Restoration Plan during 2006, the Company contribution to this plan, and the associated earnings on the balance of each participating executive officer’s account.

(3)	Amounts reported are included as compensation in the Summary Compensation Table above.
POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
Our Chief Executive Officer has an employment agreement which provides that he will receive a lump sum severance payment equal to 2.5 times the sum of his base salary and an amount of all bonuses he has received in the twelve (12) months preceding his termination. This employment agreement further provides that if the Company terminates his employment without cause or due to his disability, the Company will provide medical and life insurance benefits to our Chief Executive Officer for life, medical insurance benefits to his spouse for life and medical insurance benefits to his dependents until they reach age 21. Our Chief Executive Officer also has a salary continuation agreement with the Company, funded by insurance which provides for payment to the Chief Executive Officer of $100,000 per year for a period of 10 years upon his retirement at or after age 60. This salary continuation agreement was made in 1996.
The awards of restricted stock units (RSU’s) which the Company has made to its executive officers under the Long Term Equity Incentive Plan (see Compensation Discussion and Analysis above) provide that the RSU’s will be paid in shares of the Company’s stock if the employment of the executive officer is terminated by the Company without cause. Similarly, the RSU’s awarded to the Chairman and Chief Executive Officer and the President and Chief Operating Officer to make their retirement benefits more competitive (see Compensation Discussion and

Analysis above) provide that their RSU’s will be paid in shares of the Company’s stock if their employment is terminated by the Company without cause. In each case, a termination without cause will be considered to have occurred if the executive officer is terminated for any reason other than a determination by the Compensation Committee that the executive officer has engaged except in egregious acts or omissions which have resulted in material injury to the Company and its business.
The Company has also entered into change in control agreements (the “Change in Control Agreements”) with the Chairman and Chief Executive Officer, the President and Chief Operating Office, and the Executive Vice President, Chief Financial Officer and Treasurer. Upon the occurrence of a change in control, the Chairman and Chief Executive Office is entitled to receive a lump sum severance payment equal to 350% of his annual cash compensation, the President and Chief Operating Officer is entitled to receive a payment equal to 300% of his annual cash compensation and the Chief Financial Officer is entitled to receive 100% of his annual cash compensation. The change in control payments to these executives are made whether or not their employment is terminated as a result of the change in control.
All of the Change in Control Agreements define annual cash compensation as the sum of (i) the executive’s annual base salary, including any deferred cash compensation, during the calendar year preceding the year when the change of control occurred and (ii) the highest annual bonus paid to him during the three years immediately preceding the year in which the change in control occurs. The payments and benefits payable in the event of a change in control are not subject to any limitations that would prevent them from being considered “excess parachute payments” subject to excise or tax corporate deduction disallowance under the Internal Revenue Code. Therefore, the lump sum payments could require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of our Company. In the case of the Chief Executive Officer, Chief Operating Officer and the Chief Financial Officer, we will reimburse the excise tax payments made by the executive, including taxes the executive would incur on the reimbursement itself.
In all of the Change in Control Agreements, a change in control will be deemed to occur under the agreements if: (i) any person or group, other than members of the Lipke family, acquires 35% or more of a common stock of our Company without approval of the Board of Directors; (ii) there is a change in a majority of the members of the Board of Directors in any twelve-month period and the new directors were not endorsed by the majority of the old directors; (iii) we enter into certain merger or consolidation transactions; or (iv) we enter into a contract in which we agree to merge or consolidate, and the executive’s employment is terminated without cause or the executive resigns for good reason prior to closing.
The following table sets forth the amount of compensation which would be payable to the executive officers upon a termination of their employment under the circumstances described. Except for retirement, the amounts payable have been determined as if the employment of the executive officer was terminated on December 31, 2006, on which date, the closing price per share of the Company’s stock was $23.51. With respect to amounts payable at retirement, we have assumed that the executive officer retired on December 31, 2006 and that, at the time of such retirement, he satisfied the applicable age and service requirements for payment of a retirement benefit under the applicable benefit program.

Payments Upon Termination of Employment
Brian J. Lipke, Chairman of the Board and Chief Executive Officer
Principal Executive Officer

			Termination
	Voluntary		Without	Termination
Source of Payment	Termination	Retirement	Cause	for Cause	Death	Disability
Employment Agreement (1)	$—	$—	$2,246,263	$—	$1,154,212	$413,238
Salary Continuation Agreement (2)	$—	$1,000,000	$—	$—	$1,000,000	$—
Outstanding Shares of Restricted Stock (3)	$—	$987,420	$—	$—	$987,420	$987,420
Long Term Incentive Plan (4)	$—	$3,526,500	$1,655,739	$—	$5,182,239	$5,182,239
401(k) Restoration Plan (5)	$12,613	$12,613	$12,613	$12,613	$12,613	$12,613
Tax Gross Up Payment (6)	$—	$3,196,910	$—	$—	$3,196,910	$3,196,910
Total	$12,613	$8,723,443	$3,914,615	$12,613	$11,533,394	$9,792,420

(1)	The amount shown under the termination without cause column represents the one time payment that would be made upon Mr. Lipke’s termination without cause of $2,227,225 and the current year value of the annual health and life insurance premiums that are provided for by his employment agreement. The amount shown under the death column represents the one time payment of $1,138,060 that would be made in the event of his death and the current year value of the annual health and life insurance premiums that are provided for by his employment agreement. The amount shown under the disability column represents the current value of the annual payment and annual health and life insurance benefits provided for by Mr. Lipke’s employment agreement. The disability payment of $394,200, adjusted for increases as defined, is payable annually for the remainder of Mr. Lipke’s life, and is reduced by amounts he would receive from the federal and state governments and insurance, pension or profit sharing plans maintained by the Company. Annual payment of health insurance and life insurance premiums, currently valued at $19,038, would continue for Mr. Lipke if he were terminated without cause or becomes disabled and annual premiums currently valued at $16,152 would be paid to provide health insurance for Mr. Lipke’s spouse and dependent children in the event of his death.

(2)	The amount shown in this row is payable in ten equal annual installments of $100,000 upon Mr. Lipke’s retirement at or after age 60 or his death.

(3)	The amounts shown in this row represent the market value of restricted shares that would vest upon occurrence of the events in each column as of December 31, 2006.

(4)	The amounts shown it this row represent the market value of restricted share units that would vest upon the occurrence of the events in each column as of December 31, 2006. The actual vesting occurs 6 months after the event occurs, except for death, in which case vesting is immediate.

(5)	The amount represents the balance of Mr. Lipke’s 401(k) Restoration Plan account as of December 31, 2006, which may be paid six months after the event in either a lump sum as the balance is below $25,000, or in annual installments over a period of 5 to 10 years, except in the event of Mr. Lipke’s death, in which case the amount would be paid immediately.

(6)	The amounts in this row represent the tax gross up payable with respect to outstanding restricted stock awards and retirement based restricted stock units.

David W. Kay, Executive Vice President,
Chief Financial Officer and Treasurer
Principal Financial Officer

	Voluntary		Termination	Termination
Source of Payment	Termination	Retirement	Without Cause	for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$23,462
Management Stock Purchase Plan (2)	$140,402	$280,803	$140,402	$140,402	$140,402	$140,402
Long Term Incentive Plan (3)	$—	$—	$377,524	$—	$377,524	$377,524
401(k) Restoration Plan (4)	$6,446	$6,446	$6,446	$6,446	$6,446	$6,446
Total	$146,848	$287,249	$524,372	$146,848	$524,372	$547,834

(1)	The amount shown under the disability column represents the payment Mr. Kay would receive under the Corporate Supplemental Salary Continuation Plan. This plan, a supplement to our short term disability coverage, covers all full time employees in our corporate offices and provides a supplemental salary continuation based upon years of service. Mr. Kay qualifies for 4 weeks of salary continuation under this plan.

(2)	The amounts shown in this row represent the market value of restricted share units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in 5 to 10 annual installments, with interest compounding at the average of quarterly ten year treasury rates plus 2%. The participant must remain employed until attainment of age 60 to vest in the Company’s matching contributions.

(3)	The amounts shown it this row represent the market value of restricted share units that would vest upon the occurrence of the events in each column as of December 31, 2006. The actual vesting occurs 6 months after the event occurs, except for death, in which case vesting is immediate.

(4)	The amount represents the balance of Mr. Kay’s 401(k) Restoration Plan account as of December 31, 2006, which may be paid six months after the event in either a lump sum as the balance is below $25,000, or in annual installments over a period of 5 to 10 years, except in the event of Mr. Kay’s death, in which case the amount would be paid immediately.
Henning Kornbrekke, President and Chief Operating Officer

	Voluntary		Termination	Termination
Source of Payment	Termination	Retirement	Without Cause	for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$70,769
Outstanding Shares of Restricted Stock (2)	$—	$35,265	$—	$—	$35,265	$35,265
Management Stock Purchase Plan (3)	$504,148	$504,148	$504,148	$504,148	$504,148	$504,148
Long Term Incentive Plan (4)	$1,057,950	$1,057,950	$2,044,359	$—	$2,044,359	$2,044,359
401(k) Restoration Plan (5)	$17,601	$17,601	$17,601	$17,601	$17,601	$17,601
Tax Gross Up Payment (6)	$749,276	$774,252	$749,276	$—	$774,252	$774,252
Total	$2,328,975	$2,389,216	$3,315,384	$521,749	$3,375,625	$3,446,394

(1)	The amount shown under the disability column represents the payment Mr. Kornbrekke would receive under the Corporate Supplemental Salary Continuation Plan. This plan, a supplement to our short term disability coverage, covers all full time employees in our corporate offices and provides a supplemental salary continuation based upon years of service. Mr. Kornbrekke qualifies for 8 weeks of salary continuation under this plan.

(2)	The amounts shown in this row represent the market value of restricted shares that would vest upon occurrence of the events in each column as of December 31, 2006.

(3)	The amounts shown in this row represent the market value of restricted share units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in 5 to 10 annual installments, with interest compounding at the average of quarterly ten year treasury rates plus 2%. Mr. Kornbrekke is over 60 years old, and therefore will vest in the Company’s matching contributions upon the occurrence of the events shown in each column.

(4)	The amounts shown it this row represent the market value of restricted share units that would vest upon the occurrence of the events in each column as of December 31, 2006. The actual vesting occurs 6 months after the event occurs, except for death, in which case vesting is immediate.

(5)	The amount represents the balance of Mr. Kornbrekke’s 401(k) Restoration Plan account as of December 31, 2006, which may be paid six months after the event in either a lump sum as the balance is below $25,000, or in annual installments over a period of 5 to 10 years, except in the event of Mr. Kornbrekke’s death, in which case the amount would be paid immediately.

(6)	The amounts in this row represent the tax gross up payable with respect to outstanding restricted stock awards and retirement based restricted stock units.

Timothy J. Heasley, Senior Vice President, Secretary and
Corporate Controller

	Voluntary		Termination	Termination
Source of Payment	Termination	Retirement	Without Cause	for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$3,443
Long Term Incentive Plan (2)	$—	$52,380	$52,380	$—	$52,380	$52,380
Total	$—	$52,380	$52,380	$—	$52,380	$55,823

(1)	The amount shown under the disability column represents the payment Mr. Heasley would receive under the Corporate Supplemental Salary Continuation Plan. This plan, a supplement to our short term disability coverage, covers all full time employees in our corporate offices and provides a supplemental salary continuation based upon years of service. Mr. Heasley qualifies for 1 week of salary continuation under this plan.

(2)	The amounts shown it this row represent the market value of restricted share units that would vest upon the occurrence of the events in each column as of December 31, 2006. The actual vesting occurs 6 months after the event occurs, except for death, in which case vesting is immediate.
Paul M. Murray, Senior Vice President
Human Resources and Organizational Development

	Voluntary		Termination	Termination
Source of Payment	Termination	Retirement	Without Cause	for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$46,154
Long Term Incentive Plan (2)	$292	$83,688	$83,688	$—	$83,688	$83,688
401(k) Restoration Plan (3)	$21,867	$21,867	$21,867	$21,867	$21,867	$21,867
Total	$22,159	$105,555	$105,555	$21,867	$105,555	$151,709

(1)	The amount shown under the disability column represents the payment Mr. Murray would receive under the Corporate Supplemental Salary Continuation Plan. This plan, a supplement to our short term disability coverage, covers all full time employees in our corporate offices and provides a supplemental salary continuation based upon years of service. Mr. Murray qualifies for 16 weeks of salary continuation under this plan.

(2)	The amounts shown it this row represent the market value of restricted share units that would vest upon the occurrence of the events in each column as of December 31, 2006. The actual vesting occurs 6 months after the event occurs, except for death, in which case vesting is immediate.

(3)	The amount represents the balance of Mr. Murray’s 401(k) Restoration Plan account as of December 31, 2006, which may be paid six months after the event in either a lump sum as the balance is below $25,000, or in annual installments over a period of 5 to 10 years, except in the event of Mr. Murray’s death, in which case the amount would be paid immediately.
Payments Upon Change in Control
The following table sets forth the amount of compensation which would be payable to the executive officers of the Company with whom the Company has entered into Change in Control Agreements described above and the other executive officers. For purposes of the payments to be made upon a change in control, the table reflects the amounts which would be paid to the executive officers if the change in control occurred on December 31, 2006, on which date, the closing price per share of the Company’s stock was $23.51.

Brian J. Lipke, Chairman of the Board and Chief Executive Officer
Principal Executive Officer

	Value of				401(k)
Lump Sum	Outstanding	Value of	Value of	Value of	Restoration	Tax
Cash	Restricted	Outstanding	Retirement	LTIP	Plan	Gross Up
Payment	Stock	Options	RSU’s	RSU’s (1)	Payment	Payment (2)	Total
$4,963,210	$987,420	$1,241,063	$3,526,300	$4,679,745	$12,613	$8,839,274	$24,249,625

(1)	Represents the value of LTIP RSU’s currently issued of $1,655,745 and the value of LTIP RSU’s that would be issued upon a change in control of $3,024,000.

(2)	Represents a tax gross up payment of $2,497,586 related to Mr. Lipke’s Retirement RSU’s, and a payment of $6,341,688 related to the gross up of the excise tax due on the change in control payments.
David W. Kay, Executive Vice President,
Chief Financial Officer and Treasurer
Principal Financial Officer

	Value of		401(k)	Tax
Lump Sum Cash	MSPP	Value of	Restoration	Gross Up
Payment	RSU’s	LTIP RSU’s (1)	Plan Payment	Payment (2)	Total
$615,588	$280,803	$1,063,774	$6,446	$482,066	$2,448,677

(1)	Represents the value of LTIP RSU’s currently issued of $377,524 and the value of LTIP RSU’s that would be issued upon a change in control of $686,250.

(2)	Represents a payment for the gross up of the excise tax due on the change in control payments.
Henning Kornbrekke, President and Chief Operating Officer

	Value of				401(k)
Lump Sum	Outstanding	Value of	Value of	Value of	Restoration	Tax
Cash	Restricted	Retirement	MSPP	LTIP	Plan	Gross Up
Payment	Stock	RSU’s	RSU’s	RSU’s (1)	Payment	Payment(2)	Total
$3,124,086	$35,265	$1,057,950	$504,148	$2,821,809	$17,601	$2,667,018	$10,227,877

(1)	Represents the value of LTIP RSU’s currently issued of $986,409 and the value of LTIP RSU’s that would be issued upon a change in control of $1,835,400.

(2)	Represents a tax gross up payment of $749,246 related to Mr. Kornbrekke’s Retirement RSU’s, and a payment of $1,917,722 related to the gross up of the excise tax due on the change in control payments.
Timothy J. Heasley, Senior Vice President, Secretary and Corporate Controller

Value of
LTIP RSU’s (1)	Total
$239,805	$239,805

(1)	Represents the value of LTIP RSU’s currently issued of $52,380 and the value of LTIP RSU’s that would be issued upon a change in control of $187,425.

Paul M. Murray, Senior Vice President Human Resources and Organizational Development

Value of		401(k)
Outstanding	Value of	Restoration
Options	LTIP RSU’s (1)	Plan Payment	Total
$1,168	$240,020	$21,867	$263,055

(1)	Represents the value of LTIP RSU’s currently issued of $82,520 and the value of LTIP RSU’s that would be issued upon a change in control of $157,500.
AUDIT COMMITTEE REPORT
The Audit Committee currently consists of three directors who are independent as defined in the listing standards of the National Association of Securities Dealers, Inc. applicable to members of audit committees. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “The Board of Directors and its Committees.”
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2006 with management of the Company and Ernst & Young LLP, the Company’s independent registered public accounting firm. During 2006, management evaluated the Company’s internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and based on the framework in Internal Control- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Throughout the year, management kept the Committee apprised of the progress of its evaluation of internal controls and the Committee provided oversight of the evaluation process. At the end of the year, management issued a report on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed this report and discussed with management and Ernst & Young LLP the adequacy of the Company’s internal control over financial reporting and disclosure controls. The Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended Communication with Audit Committees, which relates to the conduct of the audit, including the auditor’s judgment about the quality of the accounting principles applied in the Company’s 2006 audited financial statements. The Committee also has reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1 Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP its independence.
Based on the review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.
David N. Campbell
Robert E. Sadler, Jr.
William P. Montague

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT
The Purpose of the Committee is to identify and nominate individuals qualified to become Board and committee members, to establish and implement policies and procedures relating to the nominations of qualified candidates to develop and recommend to the Board a set of corporate governance guidelines for the Company, and to oversee, review and make periodic recommendations to the Board concerning the Company’s corporate governance guidelines and policies. Prior to April 1, 2006, the members of Nominating and Corporate Governance Committee were Messrs. Sadler and Colombo, and Mr. Russ who served on the Committee pursuant to an exemption from the independence requirements contained in the listing standards of the National Association of Securities Dealers, Inc. In May of 2006 Messrs. Campbell and Montague became members of the Nominating and Corporate Governance Committee by appointment of the Board of Directors, replacing Messrs. Russ and Sadler. Following their appointment, Messrs. Montague, Campbell and Colombo served as members of the Committee for the remainder of 2006. Each of Messrs. Montague, Campbell and Colombo is independent in accordance with the applicable listing standards of the National Association of Securities Dealers, Inc. applicable to nominating committees.
The Nominating and Corporate Governance Committee held three meetings in 2006. The current nominees for director were recommended for election to the Board Meeting of the Nominating and Corporate Governance Committee held on March 2, 2007. Mr. Colombo did not participate in his recommendation for election to the Board. No communications from shareholders regarding nominations were received by the Committee. The Committee recommended that the existing Class II Directors be nominated for a three year term as Class II Directors.
In evaluating potential nominees, the Nominating Committee considers a nominee’s experience as a senior executive at a publicly traded corporation, or as a management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the Committee determines shall qualify an individual for Board service; whether such person is “independent” within the meaning of such term in accordance with the applicable listing standards of the National Association of Securities Dealers, Inc. and the rules promulgated by the Securities and Exchange Commission; financial expertise of a potential nominee; and particular or unique needs of the Company at the time a nominee is being considered.
NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.
David N. Campbell
Robert E. Sadler Jr.
William J. Colombo

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers, and any persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of initial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms they file pursuant to Section 16(a).
To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Arthur A. Russ, Jr., and David N. Campbell, directors of the Company, were each untimely, on one occasion, in the filing of a report on Form 4 with respect to one transaction.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
Certain Beneficial Owners
The following table sets forth information as of March 23, 2007 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% and certain other holders of its outstanding Common Stock:

	Number of Shares
	and Nature of
	Beneficial
Name and Address	Ownership (1)	Percent of Class
Eric R. Lipke (2)(3)	1,892,271	6.34%

Neil E. Lipke (2)(4)	987,922	3.31%

Meredith A. Lipke (2)(5)	771,622	2.58%

Curtis W. Lipke (2)(6)	546,978	1.83%

Columbia Wanger Asset Management LP (7) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	3,320,000	10.82%

T. Rowe Price Associates, Inc. (8) 100 E. Pratt Street Baltimore, MD 21202	2,983,725	9.99%

	Number of Shares
	and Nature of
	Beneficial
Name and Address	Ownership (1)	Percent of Class
Dimensional Fund Advisors Inc. (9) 1299 Ocean Avenue Santa Monica, CA 90401	2,332,067	7.81%

NWQ Investment Management Company LLC (10) 2049 Century Park East, 16th Floor Los Angeles, CA 90067	2,253,848	7.55%

(1)	Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)	The address of each of Meredith A. Lipke, Neil E. Lipke, Curtis W. Lipke and Eric R. Lipke is 75 Elmview Avenue, Hamburg, New York 14075.

(3)	Includes (i) 154,192 shares of common stock registered in the name of the reporting person, (ii) 809,789 shares of common stock held by a trust for the benefit of Eric R. Lipke, (iii) 18,750 shares of common stock held by trusts for the benefit of the children of Eric R. Lipke, (iv) 5,040 shares of common stock held in custodial accounts for the benefit of the children of Eric R. Lipke, and (v) 904,500 shares of common stock held by Rush Creek Investment Co., L.P. (“Rush Creek”) as to which Mr. Lipke disclaims beneficial ownership of 723,600 shares. Rush Creek’s general partner is Rush Creek Management Company, LLC, which is owned pro rata by trusts established for the benefit of each of Brian J. Lipke, Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke. Eric R. Lipke serves as sole manager of Rush Creek Management Company, LLC. Excludes (i) 896,040 shares of common stock held by a trust for the benefit of Brian J. Lipke, as to which Eric R. Lipke serves as one of three trustees and as to which Eric R. Lipke disclaims beneficial ownership, (ii) 91,320 shares of common stock held by a trust for the benefit of Brian J. Lipke and 45,000 shares of common stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Eric R. Lipke serves as one of five trustees and as to which he disclaims beneficial ownership and (iii) 19,416 shares of common stock held by trusts for the benefit of the children of Brian J. Lipke, as to which Eric R. Lipke serves as one of three trustees and as to which he disclaims beneficial ownership.

(4)	Includes (i) 121,132 shares of common stock registered in the name of the reporting person and (ii) 866,790 shares of common stock held by a trust for the benefit of Neil E. Lipke. Excludes (i) 91,320 shares of common stock held by a trust for the benefit of Brian J. Lipke and 45,000 shares of common stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Neil E. Lipke serves as one of five trustees and as to which he disclaims beneficial ownership, (ii) 19,416 shares of common stock held by trusts for the benefit of the daughters of Brian J. Lipke, as to which he serves as one of three trustees and as to which he disclaims beneficial ownership and (iii) 18,750 shares of common stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Neil E. Lipke serves as one of three trustees and as to which he disclaims beneficial ownership and (iv) 180,900 shares of common stock, representing Neil E. Lipke’s proportionate share of common stock held by Rush Creek Investment Co., L.P. (“Rush Creek”). Rush Creek’s general partner is Rush Creek Management Company, LLC, which is owned pro rata by trusts established for the benefit of each of Brian J. Lipke, Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke.

(5)	Includes (i) 10,657 shares of common stock registered in the name of the reporting person, (ii) 743,591 shares of common stock held by three trusts for the benefit of Meredith A. Lipke, (iii) 7,987 shares of common stock held in a custodial account for the benefit of the daughter of Meredith A. Lipke pursuant to the New York Uniform Gift to Minors Act, (iv) 8,407 shares of common stock held by a trust for the benefit of the daughter of Meredith A. Lipke and (v) 980 shares of common stock allocated to Meredith A. Lipke’s self-directed account under our 401(k) Retirement Savings Plan. Excludes (i) 91,320 shares of common stock held by a trust for the benefit of Brian J. Lipke, as to which Meredith A. Lipke serves as one of five trustees and as to which she disclaims beneficial ownership and (ii) 180,900 shares of common stock representing Meredith A. Lipke’s proportionate share of common stock held by Rush Creek Investment Co., L.P. (“Rush Creek”). Rush Creek’s general partner is Rush Creek Management Company, LLC, which is owned pro rata by trusts established for the benefit of each of Brian J. Lipke, Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke.

(6)	Includes (i) 109,507 shares of common stock registered in the name of the reporting person and (ii) 437,471 shares of common stock held by a trust for the benefit of Curtis W. Lipke. Excludes (i) 91,320 shares of common stock held by a trust for the benefit of Brian J. Lipke and 45,000 shares of common stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Curtis W. Lipke serves as one of five trustees and as to which he disclaims beneficial ownership, (ii) 8,407 shares of common stock held by a trust for the benefit of the daughter of

Meredith A. Lipke, as to which Curtis W. Lipke serves as one of four trustees and as to which he disclaims beneficial ownership, (iii) 19,416 shares of common stock held by trusts for the benefit of the children of Brian J. Lipke, as to which Curtis W. Lipke serves as one of three trustees and as to which he disclaims beneficial ownership, (iv) 18,750 shares of common stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Curtis W. Lipke serves as one of three trustees and as to which he disclaims beneficial ownership and (v) 180,900 shares of common stock, representing Curtis W. Lipke’s proportionate share of common stock held by Rush Creek Investment Co., L.P. (“Rush Creek”). Rush Creek’s general partner is Rush Creek Management Company, LLC, which is owned pro rata by trusts established for the benefit of each of Brian J. Lipke, Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke.

(7)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2006 available on NASDAQ.com, filed in February 2007 by Columbia Wanger Asset Management, L.P. on behalf of itself and its affiliates WAM Acquisitions GP, Inc. and Columbia Acorn Trust.

(8)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2006 and available on NASDAQ.com, filed in February 2007 by T. Rowe Price Associates, Inc.

(9)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2006 and available on NASDAQ.com, filed in February 2007 by Dimensional Fund Advisors Inc.

(10)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2006 and available on NASDAQ.com, filed in February 2007 by NWQ Investment Management Company LLC.

Management
The following table sets forth information as of March 23, 2007 (except as otherwise noted) with respect to each Director, Director nominee, each executive officer named in the Summary Compensation table above and all executive officers and Directors as a group:

	Number of Shares
	and Nature of
	Beneficial
Name and Address	Ownership (1)	Percent of Class
Brian J. Lipke (2)(3)	1,224,256	3.83%

Gerald S. Lippes (4) 665 Main Street, Suite 300 Buffalo, NY 14203-1425	41,557	*

William P. Montague (5) 501 John James Audubon Parkway PO Box 810 Amherst, NY 14226-0810	24,682	*

Arthur A. Russ (6) 3400 HSBC Center Buffalo, NY 14203	9,825	*

David N. Campbell (7) 389 River Road Carlisle, MA 01741	10,125	*

William J. Colombo (8) 300 Industry Drive RIDC Park West Pittsburg, PA 15275	11,000	*

Robert E. Sadler (9) One M & T Plaza, 19th Floor Buffalo, NY 14203	7,000	*

David W. Kay (2)(10)	2,081	*

Paul M. Murray (2)(11)	2,137	*

Henning Kornbrekke (2)(12)	14,919	*

Timothy Heasley (2)(13)	557	*

All Directors and Executive Officers as a Group (14)	1,257,579	4.21%

*	Less than 1%.

(1)	Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)	The address of each executive officer is 3556 Lake Shore Road, P.O. Box 2028, Buffalo, New York 14219-0028.

(3)	Includes (i) 93,347 shares of common stock registered in the name of the reporting person, including 48,000 restricted shares with respect to which Mr. Lipke exercises voting power but does not currently have dispositive power, (ii) 987,360 shares of common stock held by two trusts for the benefit of Brian J. Lipke, (iii) 19,416 shares of common stock held by trusts for the benefit of the daughters of Brian J. Lipke, (iv) 5,220 shares of common stock held in a custodial account for the benefit of a daughter of Brian J. Lipke, (v) 2,077 shares of common stock held in a custodial account for the benefit of a relative of Brian J. Lipke, (vi) 37,500 shares of common stock issuable under currently exercisable options pursuant to our Non-Qualified Stock Option Plan, (vii) 93,750 shares of common stock issuable under currently exercisable options pursuant to the Original Incentive Stock Option Plan, (viii) 5,152 shares of common stock allocated to Brian J. Lipke’s self-directed account under our 401(k) Retirement Savings Plan and (ix) 9,168 shares of common stock that will be issued within sixty (60) days due to the vesting of restricted stock units. Excludes (i) 91,627 shares of common stock held by the Trust U/W of Kenneth E. Lipke f/b/o Patricia K. Lipke, as to which Brian J. Lipke serves as one of three trustees and as to which he disclaims beneficial ownership, (ii) 2,769,021 shares of common stock held by trusts for the benefit of each of Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke, as to each of which Brian J. Lipke serves as one of three trustees and as to which he disclaims beneficial ownership, (iii) 45,000 shares of common stock held by a trust for the benefit of Meredith A. Lipke, as to which Brian J. Lipke serves as one of five trustees and as to which he disclaims beneficial ownership, (iv) 8,407 shares of common stock held by a trust for the benefit of the daughter of Meredith A. Lipke, as to which Brian J. Lipke serves as one of four trustees and as to which he disclaims beneficial ownership, (v) 18,750 shares of common stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Brian J. Lipke serves as one of three trustees and as to which he disclaims beneficial ownership and (vi) 180,900 shares of common stock, representing Brian J. Lipke’s proportionate share of common stock held by Rush Creek Investment Co., L.P. (“Rush Creek”). Rush Creek’s general partner is Rush Creek Management Company, LLC, which is owned pro rata by trusts established for the benefit of each of Brian J. Lipke, Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke.

(4)	Includes (i) 39,682 shares of common stock registered in the name of the reporting person, including 2,000 restricted shares with respect to which Mr. Lippes exercises voting power but does not currently have dispositive power and (ii) 1,875 shares of common stock held by Lippco Capital LLC, a company controlled by Mr. Lippes.

(5)	Includes (i) 24,682 shares of common stock registered in the name of the reporting person, including 2,000 restricted shares with respect to which Mr. Montague exercises voting power but does not currently have dispositive power.

(6)	Includes (i) 9,375 shares of common stock registered in the name of the reporting person, including 2,000 restricted shares with respect to which Mr. Russ exercises voting power but does not currently have dispositive power and (ii) an aggregate of 450 shares of common stock held by a trust for the benefit of one of Mr. Russ’ children as to each of which Mr. Russ serves as a trustee. Excludes an aggregate of (i) 3,665,061 shares of common stock owned by trusts for the benefit of Brian J. Lipke, Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke, as to each of which Mr. Russ serves as one of three trustees and as to which he disclaims beneficial ownership and (ii) 89,352 shares of common stock held by the Kenneth E. Lipke Trust, as to which Mr. Russ serves as one of three trustees and as to which he disclaims beneficial ownership.

(7)	Includes (i) 6,375 shares of common stock registered in the name of the reporting person, including 3,000 restricted shares with respect to which Mr. Campbell exercises voting power but does not currently have dispositive power and (ii) 3,750 shares of common stock held by an Individual Retirement Account for the benefit of Mr. Campbell.

(8)	Includes 11,000 shares of common stock registered in the name of the reporting person, including 7,000 restricted shares with respect to which Mr. Colombo exercises voting power but does not currently have dispositive power.

(9)	Includes 7,000 restricted shares with respect to which Mr. Sadler exercises voting power but does not currently have dispositive power.

(10)	Includes 2,081 shares of common stock to be issued within sixty (60) days due to the vesting of restricted stock units.

(11)	Includes (i) 134 shares of common stock issuable under currently exercisable options; (ii) 1,525 shares of common stock allocated to Mr. Murray’s self-directed account under our 401(k) Retirement Savings Plan, and (iii) 478 shares of common stock to be issued within sixty (60) days due to the vesting of restricted stock units.

(12)	Includes 7,500 shares of common stock registered in the name of the reporting person, including 1,500 restricted shares with respect to which Mr. Kornbrekke exercises voting power but does not currently have dispositive power, and (ii) 7,419 shares of common stock to be issued within sixty (60) days due to the vesting of restricted stock units.

(13)	Includes 557 shares of common stock to be issued within sixty (60) days due to the vesting of restricted stock units.

(14)	Includes currently exercisable options to purchase an aggregate of 93,750 shares of common stock issuable to certain of our executive officers under our Original Incentive Stock Option Plan and an aggregate of 37,634 shares of common stock issuable to certain executive officers and directors under currently exercisable options pursuant to our Non-Qualified Stock Option Plan, all of which are exercisable within 60 days. Excludes an aggregate of (i) 2,796,021 shares of common stock owned by trusts for the benefit of each of Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke, as to each of which Arthur Russ and Brian Lipke serve as two of the three trustees and as to which they disclaim beneficial ownership, (ii) 91,672 shares of common stock held by the Kenneth E. Lipke Trust, as to which Arthur Russ and Brian Lipke serve as two of the three trustees and as to which they disclaim beneficial ownership and (iii) 904,500 shares of common stock held by Rush Creek as to which Mr. Russ serves as trustee of the sole partner and as to which he disclaims beneficial ownership.
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company’s Board has selected the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and recommends that the shareholders vote for the ratification of that selection. Ernst & Young LLP audited the Company’s consolidated financial statements for Fiscal Year 2006 and 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.
The selection of the Company’s independent registered public accounting firm is made annually by the Audit Committee. Before selecting Ernst & Young LLP, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope. Shareholder ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Company’s Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification and will reconsider whether to retain Ernst & Young LLP if the shareholders fail to ratify the Audit Committee’s selection. In addition, even if the shareholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.
Vote Required.
The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT
SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 2.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The firm of Lippes Mathias Wexler Friedman, LLP, of which Mr. Lippes, a Director of the Company, is a partner, serves as counsel to the Company. During 2006, this firm received approximately $1,821,000.00 for legal services rendered to the Company. The firm of Phillips Lytle LLP, of which Mr. Russ, a Director of the Company, is a partner, also provided legal services to the Company in 2006 and received approximately $236,000.00.
The Company is also party to a consulting agreement with Mr. Neil E. Lipke a former officer of the Company and a brother of Mr. Brian J. Lipke, a Director and officer of the Company, through December 2008 pursuant to which Mr. Neil E. Lipke shall be compensated in exchange for providing consulting services to the Company.
On October 30, 2006 we entered into an amended and restated credit agreement with KeyBank National Association serving as lead bank of a syndicate. Robert E. Sadler, Jr. is Vice Chairman of the Board of Manufacturers and Traders Trust Company, one of the lenders under that agreement.
OTHER MATTERS
The Company’s management does not currently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the 2007 fiscal year. E&Y served as our independent registered public accounting firm and audited our consolidated financial statements for the fiscal year ended December 31, 2006 and 2005, audited management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005, and expressed an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006 and 2005. E&Y also performed audit-related services and consultation in connection with various accounting and financial reporting matters. Additionally, E&Y performed certain non-audit services during fiscal 2006 and 2005 that are permitted under the Sarbanes-Oxley Act and related rules of the SEC. E&Y will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.
The Audit Committee determined that the provision of the audit-related and permitted non-audit services provided by E&Y during fiscal 2006 and 2005 was compatible with maintaining their independence pursuant to the auditor independence rules of the SEC for each of these years.
On June 6, 2005, the Company dismissed Pricewaterhouse Coopers LLP (“PwC”) as its independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors.
The reports of PwC on the Company’s financial statements as of and for the years ended December 31, 2004 and 2003, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
During the years ended December 31, 2004 and 2003, and through June 6, 2005, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on the financial statements for those years.
There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2004 and 2003, and through June 6, 2005. During the course of the 2004 integrated audit, PwC identified two significant deficiencies in the Company’s controls over financial reporting. The first related to the calculation of reserves for the Company’s self-insured worker’s compensation insurance. The Company made an adjustment during the year-end closing process to reflect the appropriate reserve for its self insured worker’s compensation insurance. The second deficiency was identified because the Company’s third party payroll processor was unable to provide a Type 2 SAS 70 report that covered the Processor’s location where the Company’s payroll was processed. The Company’s decision to dismiss PwC did not result from these issues.

The Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether PwC agreed with the foregoing statements. A copy of PwC’s letter, dated June 10, 2005, was filed as Exhibit 16.1 to the Company’s Form 8-K filed June 10, 2005.
On June 22, 2005, the Company engaged E&Y as its independent registered public accounting firm. The decision to engage E&Y was approved by the Audit Committee of the Company’s Board of Directors.
The Company had not consulted E&Y during the fiscal years ended December 31, 2004 and 2003, or through June 22, 2005, with regard to either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (b) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) of Regulation S-K.
The Company provided a copy of the disclosures contained in its Form 8-K filed June 23, 2005 to E&Y and offered them the opportunity to furnish a letter to the Commission contemplated by Item 304(a)(2)(ii)(D) of Regulation S-K. E&Y advised that it did not intend to furnish such a letter to the Commission.
Fees Billed to the Company by E&Y During Fiscal Year 2006 and 2005
Audit Fees
The aggregate fees billed by E&Y for each of the fiscal years ended December 31, 2006 and 2005 for services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting included the Company’s annual reports on Form 10-K and review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, including services related thereto, were $1,841,008 and $1,811,219, respectively.
Audit-Related Fees
The aggregate fees billed by E&Y for each of the fiscal years ended December 31, 2006 and 2005 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as “Audit Fees”, including due diligence and, during 2005, interim reviews of AMICO were $76,562 and $166,935, respectively.
Tax Fees
The aggregate fees billed by E&Y for the fiscal years ended December 31, 2006 and 2005 for services rendered for tax compliance (including tax planning and tax advice; and other tax services (including advice related to mergers and acquisitions) were $61,212 and $15,000, respectively.

All Other Fees
The aggregate fees billed by E&Y for each of the fiscal years ended December 31, 2006 and 2005 for products and services other than those described above were $0 and $0, respectively.
Pre-Approval for Non-Audit Services Policies and Procedures of the Audit Committee
The Audit Committee has adopted procedures for pre-approving non-audit services to be provided by E&Y. In considering such approval, the Audit Committee may request all such information and documentation from the Company as it deems necessary in order for it to make its decision with respect to the requested engagement. The Committee may discuss the potential engagement with the independent registered public accounting firm, with its counsel or other professional advisors. The Audit Committee shall consider whether or not the performance of the requested non-audit services complies with law, including but not limited to the Sarbanes-Oxley Act and the regulations promulgated by the Securities and Exchange Commission thereunder. It shall also consider whether the services provided will have a negative effect upon the integrity of the Company’s financial reporting, whether by approving such engagement the Audit Committee is complying with and promoting its purposes, duties and functions as set forth in its Charter, and it shall also consider any potential negative effect which the engagement may have on the Company, including the possible appearance of a conflict of interest or impropriety. The Audit Committee has previously delegated its authority to approve non-audit services to be performed by the auditors to David N. Campbell. The Audit Committee has pre-approved E&Y providing customary consultation or advice regarding accounting issues, taxes, or potential transactions, provided no such engagement for non-audit services exceeds $100,000, and certain other tax services.
OTHER INFORMATION
THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO GIBRALTAR INDUSTRIES, INC. 3556 LAKE SHORE ROAD, PO BOX 2028, BUFFALO, NEW YORK 14219-0228, ATTENTION: VICE PRESIDENT OF COMMUNICATIONS AND INVESTOR RELATIONS. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MARCH 23, 2007, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

STOCKHOLDERS’ PROPOSALS
Proposals of stockholders intended to be presented at the 2008 Annual Meeting must be received by the Company by December 7, 2007 to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting.
The accompanying Notice and this Proxy Statement are sent by Order of the Board of Directors.
Timothy J. Heasley
Secretary
Dated: May 1, 2007
STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A STOCKHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND.

PROXY
GIBRALTAR INDUSTRIES INC
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints BRIAN J. LIPKE, HENNING KORNBREKKE AND DAVID W. KAY and each or any of them, attorneys and proxies, with the full power of substitution, to vote at the Annual Meeting of Stockholders of GIBRALTAR INDUSTRIES, INC. (the “Company”) to be held at the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on May 17, 2007 at 9:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matter and upon such other business as may properly come before the meeting or any adjournment(s) thereof.
1.
ELECTION OF DIRECTORS
For Class II Director —
Gerald S. Lippes
☐ FOR
☐ WITHHOLD AUTHORITY
For Class II Director —
William J. Colombo
☐ FOR
☐ WITHHOLD AUTHORITY

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2.
PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
☐ FOR
☐ AGAINST
☐ ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE REGARDING PROPOSAL 1, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE. IF NO DIRECTION IS MADE REGARDING PROPOSAL 2, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Dated:	, 2007

Signature

Signature if held jointly
Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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